Exhibit 10.22.1

James J. Pieczynski
First Amendment to
Amended and Restated
Employment Agreement
This first Amendment to Amended and Restated Employment Agreement (“Amendment”) is entered into as of the 1st day of January, 2013 (the “Amendment Date”) by and among CapitalSource Inc., a Delaware corporation (“CapitalSource” or “Parent”), CapitalSource Bank, a California industrial bank (the “Company” or “Bank” and, along with CapitalSource, the “Employer,” as applicable) and James J. Pieczynski, an individual (the “Executive”);
Whereas, the Executive is currently employed as Chief Executive Officer of CapitalSource and President of the Bank pursuant to that certain Amended and Restated Employment Agreement by and between CapitalSource, the Company and the Executive, dated as of September 28, 2012 (the “Agreement”); and
Whereas, the parties desire to amend the Agreement to revise the definition of “Good Reason” as described in this Amendment.
Now, Therefore, the parties agree that the Agreement be amended as follows, all effective as of the Amendment Date:
1.By deleting clause (iii) of the definition of “Good Reason” in Section 25 of the Agreement and replacing it with the following:
“(iii) a material diminution in the Executive's title, authority, responsibilities or duties (not including, by itself, removal of authority or responsibility for any single aspect of his position and not including, by itself, removal of the Executive as a member of the Bank Board arising out of or in connection with any direct or indirect order, request, mandate or other instruction of a Regulator); provided, however, that in connection with or subsequent to CapitalSource becoming a bank holding company the Executive's transition to the second most senior officer of the Parent shall not be deemed a material diminution as long as the chief executive officer of the Bank on the Effective Date of this Agreement is the most senior officer of the Parent;”
2.Except as expressly amended as provided in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.
3.This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[Signature Page Follows]

In Witness Whereof, the undersigned have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered on their behalf.
CapitalSource Inc.
By: /s/ William G. Byrnes_
Name: William G. Byrnes
Title: Chairman of the Board
CapitalSource Bank
By: /s/ Douglas H. Lowrey
Name: Douglas Hayes Lowrey
Title: Chief Executive Officer and
Chairman of the Board
Executive
/s/ James J. Pieczynski
James J. Pieczynski